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Ref.-FCC/CTI-011A

                      REMUNERATION FOR SERVICES
                              AGREEMENT


This Agreement comprising 6 (six) pages is signed this 10th January 1996 by and between:

Fima Capital Corporation Ltd., a corporation incorporated in and subject to the laws of the Territory of the British Virgin Islands registered under the number 135682 and having its registered office at: Craigmuir Chambers, P.O.Box 71, Road Town, Tortola, British Virgin Islands, (hereinafter "FCC") and represented by Mr. Gamal Ashraf Marwan in his capacity as President, of the one part, and;

Churchill Technology Inc., a corporation incorporated in and subject to the laws of the State of Colorado, and having its principal place of business at: 181 Cooper Ave., Tonawanda, New York, (hereinafter "NOVON" or the "company") and represented by Mr. Robert Downie in his capacity as President and CEO, of the second and final part;

Whereas FCC is prepared to employ it's best endeavours to provide the financing requirements as detailed out in the Presentation and wherever FCC is mentioned in this Agreement in respect to the provision of services, funds or financing, such mention shall include FCC investors, bankers, banking relations, external investors introduced by FCC and in general any source of such services, funds or financing that FCC may cause to be employed in the fulfilment of FCC's obligations hereunder detailed.

Whereas FCC is prepared to provide various services to Novon in an effort to assist Novon in the successful implementation of the Business Plan.

Whereas  Novon  accepts  that  FCC's  effective  provision  of   such
financing requirements as detailed in the Presentation shall be remunerated.

Whereas Novon accepts that FCC's effective provision of services which may help Novon in its successful implementation of the Business Plan shall also be remunerated.

GIVEN THAT WHICH PRECEDES THE PARTIES HERETO HEREBY AGREE TO THAT
WHICH FOLLOWS:


_________________________        _______________________________

Churchill Technology Inc.        Fima Capital Corporation Ltd.

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1. FCC's  contributions  to help achieve the objectives  set  out  in section 3 of the Presentation

   During the period that the current SEC investigation is still ongoing FCC will employ its best endeavours to:

   1.1. Provide funds as warranted up to the amount of US
   $3,000,000 (Three million US Dollars) (hereinafter referred to as the "Loan").

   1.2.The Loan may be made, if deemed appropriate, as a  Medium
   Term  Secured  Convertible Debenture (the "Debenture").
   The       Debenture shall be secured by a primary lien over the
   company's Novon and Vertix patent assets (the "  patent
   assets"),   any  income  streams,  and  any  plant  or   equipment
   that may have been acquired in part or in whole with funds arising from the Debenture.

   1.3.  Under the terms of this Agreement FCC undertakes to  arrange for medium term financing to be made available against income streams arising from royalty or similar sources (the "income streams"). In the event that the parties with whom
   FCC may arrange such financing to be made available require a first lien over the income streams, then FCC undertakes to assign such first liens over the income streams which FCC may have taken or caused to be taken as security for the Loan to be made freely available to those parties providing finance against the income streams.

          At such time FCC's first lien over the income streams will be converted to a second lien. The first lien that FCC may have taken over Novon's patent assets and/or plant and equipment shall not be affected by this provision and FCC makes no undertaking to reduce it's lien over Novon's patent assets and FCC shall, at FCC's sole discretion, maintain a first lien over Novon's patent assets. Insofar as may be required to ensure the successful acquisition of a credit line the primary lien over the income streams may be transferred, in part or in whole, to the banking institution which will eventually give the company a credit line against the income streams. At this time FCC will take a secondary lien over the income stream in addition to maintaining the primary lien as provided for in 1.3 above.

      1.4. Any second liens taken by FCC as security for the Loan will remain in place until such time as the loan is repaid or until the Debenture is fully converted to Common Stock in the company and FCC shall have no obligation to relinquish such second liens for any reason other than as a result of Novon's complete reimbursement of the Loan or the conversion of the debenture as may be applicable.

2. Once the SEC investigation is complete and this is reflected in a 10-Q or a 10-K filing, and in the event that FCC has not been successful in completing the above, then FCC undertakes to fulfil the items listed in 1.1 and 1.2 above within six months of the date at which the aforementioned SEC situation is resolved or in accordance with the schedule as contained in the Presentation.

_________________________        _______________________________

Churchill Technology Inc.        Fima Capital Corporation Ltd.

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3. In  any  event and not conditioned by the items listed in 1  above
   FCC will employ its best endeavours to:

   3.1. Negotiate with the Trustees of CUSA for the early release of the CUSA assets or any other arrangement which may be beneficial to the operational requirements of Novon.

   3.2. Negotiate and present to the private market and/or to banking institutions a debenture or medium term loan based on the Licence income.

   3.3.  Under  the  authority  of Novon's  marketing  and  technical managers, assist Novon to establish marketing operations in Europe with a view to concluding licensing and production agreements in the medium term future.

   3.4. Under the authority of Novon's marketing and technical managers, establish marketing operations in specific Middle East countries with a view to concluding licensing and production agreements in the medium term future.

   3.5.  Under  the  authority of Novon's marketing manager,  put  at the disposition of a marketing/sales person or persons in FCC's subsidiaries offices in London and generally finance at FCC's expense, the marketing and sales of Novon's
   products  in  Europe  and  where  appropriate,   other
   regions.

   3.6. The expenses incurred by FCC in its fulfilment of these marketing, sales and lobbying activities as detailed in the above undertakings shall be defrayed by commissions on sales of Novon's products that FCC's efforts shall
   generate.  The  amount  of  such  commission   to   be
   determined by mutual consent between Novon and FCC.

   3.7. After exhausting the financing possibilities laid out above, negotiate private placement of the company's stock to fund the unfulfilled requirements.

   3.8. Provide general financial consultancy services on all matters pertaining to the company's activities.

   3.9. Support the current management in furthering the company's strategies and objectives in developing sales and expanding its industrial base.

4. Novon agrees that FCC's remuneration in return for the fulfilment of its undertakings as here-above detailed shall be made as set forth hereunder:

   4.1. FCC shall receive 5,000,000 (Five million) ordinary shares of Churchill Technology's stock issued as follows:

          4.1.1. US $ 200,000 (Two Hundred thousand dollars) or, at FCC's discretion, 2,000,000 (Two million) ordinary shares to be issued and registered at the signature of this Agreement as an investment banking consultancy fee.
_________________________        _______________________________

Churchill Technology Inc.        Fima Capital Corporation Ltd.

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          4.1.2.    3,000,000 (Three million) ordinary shares to be
                    issued and registered upon FCC confirming the availability of funds for the purchase of the license income. These shares represent, at current market value a commission of approximately 10% of the value of the finance raised.

   4.2. FCC will further receive warrants to purchase 5,000,000
        (Five million) Churchill Technology common stock at an exercise price of 10 cts. valid for 4 years from the date of issue. These warrants to be issued as follows:

          4.2.1. 2,000,000 (Two million) 3 year warrants to be issued upon the conclusion of arrangements for a further credit line to that specified in 4.1.2 above of at least US $ 2,000,000 to be made available on future income streams and/or other assets that Novon may have or obtain in the future. Such credit line to be made available within 1 year of the signature of this agreement. These warrants represent, at current market value a commission of approximately 10% of the value of the finance raised.

          4.2.2. 1,500,000 (One million five hundred thousand) 3 year warrants to be issued upon the conclusion of arrangements for a further credit line to that specified in 4.1.2 above of at least US $ 1,500,000 to be made available on future income streams and/or other assets that Novon may have or obtain in the future. Such credit line to be made available within 1 year of the signature of this agreement. These warrants represent, at current market value a commission of approximately 10% of the value of the finance raised.

          4.2.3. 500,000 (Five hundred thousand) 3 year warrants to be issued to FCC as payment for consultancy services provided by FCC under the terms and provisions of this Agreement. Such warrants to be issued on or before the 31st of December 1996 at FCC's request.

          4.2.4. 500,000 (Five hundred thousand) 3 year warrants to be issued to FCC as compensation for FCC's expenses incurred in setting up European and Middle Eastern marketing and sales facilities from its London subsidiary's offices. Such warrants to be issued and on or before the 31st of December 1996 at FCC's request.

          4.2.5. 500,000 (Five hundred thousand) 3 year warrants to be issued to FCC as compensation for expenses incurred in developing trade finance and barter agreements with international clients. Such warrants to be issued on or before the 31st of December 1996 at FCC's request.

5.   Mr. Marwan will remain a Non-Executive Director of the company.
_________________________        _______________________________

Churchill Technology Inc.        Fima Capital Corporation Ltd.

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6.    As  and when the SEC investigation is completed, FCC will  have the option to nominate one other person for election to the Board of Director of Novon.

7. Novon and FCC will enter into a non-dilution agreement which will be drawn up by FCC's specialized counsel.

8.   General Conditions:

     8.1  Waiver of Rights

           8.1.1. The rights which each Party has under this Agreement shall not be prejudiced or restricted by any indulgence or forbearance extended to another
           Party. No waiver by any Party in respect of a breach shall operate as a waiver in respect any subsequent breach.

           8.1.2. This Agreement shall not be varied or cancelled, unless the variation or cancellation is expressly agreed in writing by a duly authorized person for and on behalf of each Party.

     8.2  Notice

          Any notice or other document to be given hereunder shall be in writing and deemed duly given if delivered by hand or sent by registered or recorded delivery post or telex or facsimile transmission to the address of the relevant Party as stated above or to such other address of which notice has been given to the other Party hereto, and shall be deemed to be served the next working day, after in the ordinary course of the means of transmission it would be first received by the addressee. In proving the giving of a notice, it shall be sufficient to prove that the notice was left at the relevant address or that the envelope containing such notice was properly addressed, stamped and posted or that the applicable means of telecommunication was properly addressed and dispatched (as the case maybe).

     8.3  Proper Law & Jurisdiction:

          The Parties to this Agreement hereby recognize and accept that the Proper Law to which this Agreement is subject is the Law of the State of New York and furthermore the parties to this Agreement hereby accept that any dispute arising from or as a result or consequence of this Agreement to bring such dispute before the Courts of New York which court is accepted by the Parties hereto to be the Court of jurisdiction for the settlement of any dispute arising from or as a result or consequence of this Agreement. Furthermore the Parties hereto undertake to abide by the decisions and rulings of the Court of competent jurisdiction as agreed herein and not to seek recourse or redress in any other jurisdiction other than such Courts of Appeal which the Court of Jurisdiction may allow.

In witness of their Agreement the Parties hereto set their hands to this Agreement this 10th Day of January 1996 by signing this signature page and initialling all other pages and Annexes attached hereto in acknowledgement of their contents.

For and on Behalf of Churchill Technology Inc.













________________________________________

Mr. Robert Downie

President & CEO.





For and on Behalf of Fima Capital Corporation Ltd.

_________________________        _______________________________

Churchill Technology Inc.        Fima Capital Corporation Ltd.

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________________________________________

Mr. Gamal Ashraf Marwan

President

_________________________        _______________________________

Churchill Technology Inc.        Fima Capital Corporation Ltd.

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